Exhibit 99.1

Iteris Board Names Joe Bergera as President and CEO

- Globally Experienced Technology Executive to Lead Information Solutions Company -

SANTA ANA, Calif. — Sept. 22, 2015 — Iteris, Inc. (NYSE MKT: ITI), a leader in providing information solutions to the transportation and agriculture markets, has appointed Joe Bergera as president and chief executive officer, effective September 23. He will also be appointed a director of the company immediately after the company's annual meeting. He will succeed interim CEO, Kevin Daly, who will continue to serve on the company’s board of directors. This appointment represents the culmination of the company’s six-month nationwide CEO search.

Bergera brings more than 20 years of experience in the technology industry and has held a series of executive roles with global software and service companies. Bergera served as Group Vice President for Software of Roper Technologies, Inc. since 2011 and as President of iTradeNetwork, a Roper subsidiary since 2013. Through his tenure, Mr. Bergera has accumulated direct experience in Iteris’ core markets of transportation and agriculture, for both the private and public sectors. Bergera earned his B.A. in Government from Colby College, M.B.A. from the Booth School of Business at the University of Chicago, and A.M. from the Harris School of Public Policy at the University of Chicago.

“We are very pleased that Joe will be leading the company during this critical transition period as the company expands its presence in the precision agriculture market, balancing it with our solid foundation in transportation,” said Kevin Daly, Iteris’ interim CEO. “With significant experience in a number of relevant businesses and technologies, we anticipate Joe will provide both strategic and operational value to the company on a going forward basis. His experience with complex technology organizations in multiple markets should serve us well as Iteris continues to evolve its business model.”

“The Board of Directors of Iteris is grateful for Kevin Daly’s service as the interim CEO over the past six months,” said Greg Miner, Chairman. “Under Dr. Daly’s leadership, the company has begun to demonstrate the value its products and services can bring to important markets such as transportation and agriculture, and the company is in an even better position today than it was when Kevin stepped in.  With Joe’s leadership, we expect the company to continue its strong execution as we demonstrate the value of data analytics and information solutions to the transportation and agriculture markets.”

About Iteris, Inc.

Iteris, Inc. (NYSE MKT: ITI) is a leader in providing information solutions to the transportation and agriculture markets. The company is focused on providing information and guidance to practitioners in these markets to improve their effectiveness and efficiency. By combining its expertise, unique IP, and information infrastructure in a suite of products and services, Iteris offers a broad range of solutions to both domestic US and international customers. The firm is headquartered in Santa Ana, California, with offices throughout the US and in selected foreign countries. For more information, please visit www.iteris.com or call 1-888-329-4483. Also visit us on Facebook, Twitter, LinkedIn, and YouTube.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “should,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the impact and expected contributions of our new CEO.  Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our ability to retain, integrate and incentivize our new CEO; Joe’s ability to shape the strategic direction of the company and implement change; federal, state, and local government budgetary issues, constraints and delays; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to specify, develop, complete, introduce, market, and transition our products and technologies to volume production in a timely manner; successfully develop, complete, roll out and gain broad market acceptance for our new technologies; and the impact of general economic, political and other conditions in the markets we address.  Further information on Iteris, Inc., including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Iteris Contact:
Tom Roberts

Tel: (949) 270-9572

Email: tlr@iteris.com